SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 25, 2005
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                               PACTIV CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

1-15157                                                               36-2552989
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(Commission File Number)                        (IRS Employer Identification No)


               1900 West Field Court, Lake Forest, Illinois 60045
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 482-2000

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Item 1.02. Termination of a Material Definitive Agreement
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On January 21, 2005, the Company voluntarily prepaid its $169 million synthetic lease financing arrangements with Bank of America, N.A., as administrative agent for itself and other participant lenders. The synthetic lease arrangements, which covered the Company's headquarters in Lake Forest, Illinois, and distribution centers in Romeoville, Illinois, Jacksonville, Illinois, Covington, Georgia, Temple, Texas, and Canandaigua, New York, had a maturity of November 4, 2005 and was reflected as a current liability on the Company's December 31, 2004 financial statements. The Company elected to prepay such amounts to effect a savings of interest costs. There was no prepayment or early termination penalty incurred by such prepayment.


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                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 25, 2005

PACTIV CORPORATION


By: /s/ James V. Faulkner, Jr.
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      James V. Faulkner, Jr.
      Vice President and General Counsel